CERTIFICATE OF MERGER
                                      OF
                          ATHLETES ACQUISITION CORP.
                                      AND
                          ATHLETES AND ARTISTS, INC.
                                     INTO
                          ATHLETES AND ARTISTS, INC.

              (Under Section 904 of the Business Corporation Law)


         It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

         FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

         SECOND: The name of the constituent corporation which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Athletes & Artists, Inc. and the name under which it was formed is W.A.C.K. Sports, Inc. The date upon which its certificate of incorporation was filed by the Department of State is June 27, 1977.

         THIRD: The name of the other constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is Athletes Acquisition Corp. The date upon which its certificate of incorporation was filed by the Department of State is November 12, 1996.

         FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

                           Athletes and Artists, Inc.

Designation of each            Number of                   Designation of class         Classes and series
outstanding class and          outstanding shares of       and series entitled to       entitled to vote
series of shares               each class                  vote                         as a class
----------------               ---------------------       -----------------------      ---------------------
Common Stock, par               15                          Common Stock, par           N/A
value $.01 per share                                        value $.01 per share


                          Athletes Acquisition Corp.

Designation of each            Number of                   Designation of class         Classes and series
outstanding class and          outstanding shares of       and series entitled to       entitled to vote
series of shares               each class                  vote                         as a class
----------------               ---------------------       -----------------------      ---------------------

Common Stock, par               100                         Common Stock, par           N/A
value $.01 per share                                        value $.01 per share



         FIFTH: The merger herein certified was authorized in respect of the surviving constituent corporation by the written consent of the holders of all outstanding shares of the corporation entitled to vote on the plan of merger.

         SIXTH: The merger herein certified was authorized in respect of the merged constituent corporation by the written consent of the holders of all outstanding shares of the corporation entitled to vote on the plan of merger.

         SEVENTH: The following is a statement of any amendments or changes in the certificate of incorporation of Athletes & Artists, Inc. to be effected by the merger:

         The certificate of incorporation of Athletes & Artists, Inc. shall be amended to decrease the aggregate number of authorized shares of the corporation. To accomplish said amendments, Article 4.1 of the certificate of incorporation of the corporation, relating to the number of authorized shares, shall be stricken out in its entirety, and the following new Article 4.1 shall be substituted in lieu thereof:

                           4.1 The aggregate number of shares which the
                  Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be Common Shares of the par value of One Cent ($.01) each.




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




         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Date:       , 1996   _______________
                                         -----------------------------------
                                          Arthur C. Kaminsky, President of
                                          Athletes and Artists, Inc.

                                                      and

                                          --------------------------
                                          Louis J. Oppenheimer, Secretary of
                                          Athletes and Artists, Inc.

                                                      and

                                          --------------------------
                                          Robert M. Gutkowski, President of
                                          Athletes Acquisition Corp.

                                                      and

                                          ---------------------------
                                          Kraig G. Fox, Secretary of
                                          Athletes Acquisition Corp.


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



                                                    INDIVIDUAL

STATE OF NEW YORK                   )
                                    ) SS.:
COUNTY OF NEW YORK                  )

         Arthur C. Kaminsky, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Athletes and Artists, Inc.; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.

                                               -----------------------------
                                               Arthur C. Kaminsky, President

Subscribed and sworn to before me
on                            , 1996.

----------------------------

                                      and

                                   INDIVIDUAL


STATE OF                   )
                           )  SS.:
COUNTY OF                  )

         Robert M. Gutkowski, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Athletes Acquisition Corp.; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.

                                               ------------------------------
                                               Robert M. Gutkowski, President


Subscribed and sworn to before me
on                          , 1996.

----------------------------


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